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                          AMENDMENT TO RIGHTS AGREEMENT

                  THIS AMENDMENT TO RIGHTS AGREEMENT (this "Amendment") is entered into as of July 23, 1996 by and between SPRECKELS INDUSTRIES, INC. (doing business as YALE INTERNATIONAL, INC.), a Delaware corporation (the "Company"), and CHASEMELLON SHAREHOLDER SERVICES, L.L.C. (the "Rights Agent"), amending the Rights Agreement dated as of November 11, 1995, as amended, between the Company and the Rights Agent (the "Rights Agreement").

                            Recitals of the Company:

                  The Company has duly authorized the execution and delivery of this Amendment, and all things necessary to make this Amendment a valid agreement of the Company have been done. This Amendment is entered into pursuant to Section 27(iii) of the Rights Agreement permitting the Company and the Rights Agent, prior to the Distribution Date (as defined in the Rights Agreement) to change or supplement any provision thereunder in any manner which the Company may deem necessary or desirable.

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

                  1. Defined Terms. Terms defined in the Rights Agreement and used herein shall have the meanings given to them in the Rights Agreement.

                  2. Amendment to Section 24(d) of Rights Agreement. Unless
Section 24(d) shall be amended in its entirety and restated to read in full as follows:

                  "Notwithstanding anything in this Agreement to the contrary, all Rights hereunder shall expire upon the consummation of an all cash tender offer for any and all shares of Common Stock (an "All Cash Offer") pursuant to which a Person, together with its Affiliates and Associates, becomes the Beneficial Owner of 85% or more of the Common Stock; provided that the Board of Directors determines that the tender offer documents relating to the All Cash Offer disclose a commitment by such Person to (i) immediately following announcement of its acceptance for payment of Common Stock in the All Cash Offer, commence a cash tender offer for any and all shares of Common Stock not tendered in the All Cash Offer for at least the same cash consideration per share paid in the All Cash Offer or (ii) cause a merger of the Company with such Person (or its Affiliate) as promptly as practicable following completion of the All Cash Offer, pursuant to which each then outstanding share of Common Stock will be converted into the right to receive at least the same cash consideration per share paid in the All Cash Offer; and, provided, further, that such All Cash Offer shall not have been consummated earlier than the date which is the 90th calendar day after the commencement thereof."

                  3. Amendment to Exhibit B. The last sentence of the first full paragraph on page B-4 of Exhibit B shall be amended to read as follows:


                                                                    EXHIBIT 99.2


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                  "All Rights shall expire upon the consummation of an all cash tender offer for all of the outstanding shares; provided that the Person making such tender offer discloses a commitment (i) to make a tender offer for the untendered shares or (ii) to cause a merger of the Company with such Person, in each case, for at least the same cash consideration as paid in the original tender offer; and, provided, further, that such all cash tender offer shall not have been consummated earlier than the date which is the 90th calendar day after the commencement thereof."

                  4. No Other Amendment. Except as amended hereby, the Rights Agreement shall remain in full force and effect.

                  5. Counterparts. This Amendment may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                  6. Governing Law. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and to be performed entirely within such state.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


Attest:                                    SPRECKELS INDUSTRIES, INC.

[Seal]


____________________________               By:___________________________
Title: Assistant Secretary                 Title: Chief Executive Officer
                                           and President

Attest:                                    CHASEMELLON SHAREHOLDER
                                              SERVICES, L.L.C.
[Seal]


_____________________________              By:___________________________
Title:                                     Title: